Exhibit 16.1

De Joya Griffith

Certified Public Accountants and Consultants

February 21, 2013

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

RE: JA Energy

We have read the statements that we understand JA Energy will include under Item 4.01 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such statements regarding our firm.

Very truly yours,

/s/ De Joya Griffith, LLC

De Joya Griffith, LLC

Certified Public Accountants

___________________________________________________________________

De Joya Griffith, LLC * 2580 Anthem Village Dr. * Henderson, NV * 89052

Telephone (702) 563-1600 * Facsimile (702) 920-8049

www.dejoyagriffith.com